Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-73261, 2-82554, 33-5782, 33-80746, 333-61427 and
333-61417) and on Form S-3 (File Nos. 33-63831, 333-30399 and 333-55759) of our
report which includes an explanatory paragraph related to the Company's ability to continue as a going concern, dated August 7, 1997, on our audits of the consolidated financial statements and financial statement schedule of SofTech, Inc. as of May 31, 1997, and for the years ended May 31, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

                                                  /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 28, 1998